Aston Funds
EXHIBIT TO ITEM 77Q1 (e)
Copies of any new or amended Registrant investment advisory contracts
The following documents are included in Registrant's Form
485BPOS, dated October 30, 2015 (Accession No. 0001534424-15-
000328), and incorporated by reference herein:

1.	Revised Schedules A and B to the Investment Advisory
Agreement between Aston Funds and Aston Asset Management,
LLC for ASTON/River Road Focused Absolute Value Fund.

2.	Revised Schedule A to the Sub-Investment Advisory Agreement
between Aston Asset Management, LLC and River Road Asset
Management, LLC.








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